EXHIBIT 31.2

Certification of Chief Financial Officer

I, Paul J. Lytle, certify that:

1.       I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Peregrine Pharmaceuticals, Inc.; and

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: August 28, 2017	Signed:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer